UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
June 5, 2009
Date of report (Date of earliest event reported)
IMAX Corporation
(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation)	0-24216 (Commission File Number)	98-0140269 (I.R.S. Employer Identification Number)
2525 Speakman Drive, Mississauga, Ontario, Canada, L5K 1B1
(Address of Principal Executive Offices)          (Postal Code)
(905) 403-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2009 IMAX Corporation (the “Company”) announced the appointment of Mr. Gary Moss, age 50, to the newly created position of Chief Operating Officer effective July 20, 2009. Prior to joining the Company, Mr. Moss served for four years as Chief Operating Officer and Chief Financial Officer of Concert Productions International (CPI), a major promoter of rock concerts and tours in North America, and an operating subsidiary of Live Nation Inc. Mr. Moss worked with EMI Group Canada Inc., as Vice President, Finance for nine years, and with Sega of Canada, Inc. as Vice President of Finance for two years. Mr. Moss is a Chartered Accountant and received his Bachelors of Commerce from University of KwaZulu-Natal, South Africa.
On June 5, 2009 the Company entered into an employment agreement with Mr. Moss to serve as the Company’s Chief Operating Officer commencing on July 20, 2009. Under the terms of the agreement Mr. Moss will receive an annual base salary of $400,000, which is subject to annual review. The agreement further provides that Mr. Moss is entitled to participate in the Company’s Management Bonus Plan with a target annual performance bonus of 50% of his base salary. Mr. Moss is entitled to be paid a minimum bonus of 50% of the pro-rated amount of base salary with respect to the 2009 fiscal year. In addition, on July 20, 2009, Mr. Moss shall receive a grant of 75,000 options to purchase common shares in accordance with the Company’s Stock Option Plan, which options shall vest as to 10% on July 20, 2010, 15% on July 20, 2011, 20% on July 20, 2012, 25% on July 20, 2013 and 30% on July 20, 2014. These options will expire on July 20, 2016.
The agreement provides that in the event of termination without cause, Mr. Moss would be entitled to receive accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination. The agreement further provides upon a termination without cause, in the first year of employment, Mr. Moss would continue to receive base salary, automobile allowance and benefits for a period of six months, increasing by one month for each additional year of employment to a maximum of 20 months. Mr. Moss is required to mitigate the amount of any severance paid by the Company during the severance period by seeking other employment. On the date Mr. Moss obtains other employment, the remaining required salary payments would be reduced by half.
Ms. Moss’s agreement contains non-solicitation, confidentiality and non-competition provisions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)
Date: June 25, 2009	By:	/s/ Robert D. Lister
		Name:	Robert D. Lister
General Counsel

	By:	/s/ G. Mary Ruby
		Name:	G. Mary Ruby
Corporate Secretary